PERFORMANCE SHARE AGREEMENT

(Under The Connecticut Natural Gas Corporation

Executive Restricted Stock Plan)

This agreement, dated as of the 14th day of May, 1999, is made and entered into by and between Connecticut Natural Gas Corporation, a Connecticut corporation whose principal executive offices are located in Hartford, Connecticut (the "Corporation") and _________________ (the "Participant").

W i t n e s s e t h:

Whereas, the Corporation maintains a restricted stock plan known as the Connecticut Natural Gas Corporation Executive Restricted Stock Plan (the "Plan"); and

Whereas, the Participant is a key executive of the Corporation or a Subsidiary and has been granted an Award of Restricted Shares under the Plan; and

Whereas, the terms and conditions of such Award are set forth in this Agreement; and

Whereas, any capitalized terms not otherwise defined in this Agreement shall have the meanings that have been ascribed to them in the Plan;

Now, therefore, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Grant of Restricted Stock Award. Subject to the terms and conditions set forth in this Agreement and the Plan, the Corporation grants to the Participant, effective as of _________, ____ (the "Effective Date") _________________________ (_____) shares of the common stock of CTG Resources, Inc. ("Restricted Shares"). The number of Restricted Shares granted to Participant shall be subject to adjustment, increasing or decreasing the number of Restricted Shares to which the Participant shall have rights under the Award, in accordance with the terms and conditions of this Agreement. The grant of the Restricted Shares hereunder is sometimes referred to herein as the "Award." The Restricted Shares shall be subject to provisions relating to the adjustment of the number of shares set forth in Section 3 of this Agreement (the "Adjustment Provisions"), the provisions relating to restrictions on transferability and forfeiture set forth in Section 4 (the "Risks of Forfeiture Provisions"), and the provisions relating to vesting and distribution of Restricted Shares and cash in lieu of Restricted Shares and Distribution Accumulations set forth in Section 5 (the "Vesting Provisions").

2. Rights With Respect to Restricted Shares. The Participant shall have no rights under an Award unless he accepts the Award by executing and delivering to the Corporation at its office in Hartford, Connecticut, within fifteen (15) days of the date on which this Agreement is furnished to the Participant, a copy of this Agreement and stock powers with respect to the Restricted Shares initially granted. Promptly after the execution and delivery of the Agreement and the related stock powers, the initial Restricted Shares shall be issued in the Participant's name and held for the Participant by the Secretary of the Corporation as Custodian (the "Custodian") until such time as the Adjustment Provisions shall effect a reduction of the number of Restricted Shares to be credited to the account of the Participant hereunder or the Risks of Forfeiture Provisions with respect to those Restricted Shares shall have lapsed or shall have effected a forfeiture of such shares under the terms of this Agreement. Subject to the Participant delivering duly executed stock powers to the Custodian, additional Restricted Shares, to the extent accruing hereunder, shall be issued in the Participant's name and shall be held for the Participant by the Custodian until the Risks of Forfeiture with respect to those Restricted Shares shall have lapsed in accordance with this Agreement. Effective on the date of delivery to the Custodian of the Restricted Shares and any additional Restricted Shares issued in the Participant's name, as the case may be, the Participant will be the holder of record of such Restricted Shares and will have, subject to the terms and conditions of this Agreement, all rights of a shareholder with respect to such Restricted Shares, including the right to vote such Restricted Shares, except that distributions of any kind paid with respect to such Restricted Shares shall be accumulated and held by the Custodian subject to the same terms and conditions of this Agreement as pertain to the Restricted Shares with respect to which the distributions were made, provided, however, that the Adjustment Provisions set forth in Section 3 shall not apply to distributions payable in any form other than shares or rights to shares of the capital stock of CTG Resources, Inc., or its successor or successors (the "Company").

Cash distributions paid with respect to Restricted Shares shall be invested by the Custodian, promptly after the receipt thereof, in additional shares of common stock of the Company. Distributions and earnings from the reinvestment of cash distributions (the "Distribution Accumulations") shall be credited to a separate account in the Participant's name on the books of the Plan, the Distribution Accumulations so credited being subject to the same terms and conditions of this Agreement as pertain to the Restricted Shares (other than the Adjustment Provisions which shall not apply to distributions other than shares or rights to shares of the Company's capital stock). For purposes of this Agreement, the Restricted Shares, cash paid in lieu of Restricted Shares pursuant to Section 5, and Distribution Accumulations shall sometimes be referred to hereinafter as the "Restricted Property."

3. Adjustment in Number of Restricted Shares Under Award.

(a) The number of Restricted Shares granted under the Award and any shares of the Company's capital stock received as a distribution with respect to the Restricted Shares (the "Distribution Shares") shall be adjusted based upon the performance of the Company or an affiliate thereof during a three-year measuring period (the "Measuring Period") to the extent hereinafter provided. The Measuring Period shall consist of the thirty-six month period ending on the last trading day of the month immediately preceding the third anniversary date of the Effective Date. For purposes of the foregoing, the last trading day of any particular month shall be the last day of such month on which the New York Stock Exchange is open to effect transactions in shares of the common stock of the Company.

(b) The Restricted Shares and Distribution Shares shall be subject to adjustment with respect to the Measuring Period. The adjustments, if any, shall be based on the performance of the Company or affiliate thereof, as provided and measured in the manner set forth in Schedule A, in the Measuring Period.

(c) The total number of Restricted Shares granted under the Award and the Distribution Shares with respect to those Restricted Shares shall be adjusted as of the end of the Measuring Period in the manner and to the extent provided in Schedule A.

4. Risks of Forfeiture Provisions. The Restricted Property shall be subject to the restrictions on transferability and risks of forfeiture set forth in paragraphs (a) and (b) below (the "Risks of Forfeiture") until such Risks of Forfeiture lapse in accordance with the terms of this Agreement. Upon a lapse of the Risks of Forfeiture, the Restricted Property to which the Risks of Forfeiture applied shall vest and become distributable to the Participant.

(a) The Restricted Property may not be encumbered, sold, assigned, transferred, pledged or otherwise disposed of at any time during the period that Risks of Forfeiture apply, in accordance with Sections 4 and 5, to such Restricted Property (the "Restriction Period"). If any of the Restricted Property is so encumbered, sold, assigned, transferred, pledged or otherwise disposed of during the Restriction Period, all then Restricted Property held for the account of Participant shall automatically be forfeited to the Corporation.

(b) Except as otherwise provided under the Agreement, if the Participant ceases to serve as an employee of the Corporation or a Subsidiary, as the case may be, and all Affiliates (as defined below) thereof, either voluntarily or otherwise, prior to an applicable vesting date with respect to Restricted Property (i.e. prior to the date on which Risks of Forfeiture with respect to the Restricted Property shall have lapsed in accordance with Section 5 of this Agreement), then all Restricted Property shall automatically be forfeited to the Corporation.

For purposes of this Agreement, "Affiliate" shall mean the Company, any entity in which the Corporation or the Company directly or indirectly owns 50% or more of the voting securities, or any other entity that is included in a controlled group of corporations in which the Corporation is included as provided in Section 414(b) of the Internal Revenue Code or is a trade or business under common control with the Corporation as provided in Section 414(c) of the Internal Revenue Code.

5. Vesting Provisions.

(a) Unless the Risks of Forfeiture shall sooner lapse as provided in this Agreement or as the Committee may determine in its discretion, the Risks of Forfeiture will lapse and the Participant's rights will vest with respect to the Restricted Shares, as adjusted as of the end of the Measuring Period under the Adjustment Provisions, and any Distribution Accumulations with respect to those Restricted Shares, on the first day following the end of the Measuring Period. As soon as practicable after the Restricted Shares and Distribution Accumulations vest, the Custodian shall deliver to the Participant, free of restrictions hereunder, cash and a certificate or certificates for shares of common stock of the Company equal in value to the vested Restricted Shares and Distribution Accumulations. The cash portion of the distribution shall be that amount, and no more, equal to the applicable tax withholding obligations arising in connection with the vesting of such Restricted Shares and Distribution Accumulations. The cash portion of the distribution shall be calculated on the basis of the closing price of the shares on the New York Stock Exchange for the vesting date, or, if the shares shall not have traded on the vesting date, the closing price on the next preceding day on which the shares shall have so traded. The balance shall be distributed in shares of common stock of the Company provided, however, that the Corporation shall not distribute any fractional shares. The Corporation and its Subsidiaries shall, to the extent required or permitted by law, deduct the amount of any withholding tax obligation from any payment of any kind otherwise due to the Participant.

(b) If the Participant ceases to be employed by the Corporation or any Subsidiary, as the case may be, and all Affiliates thereof by reason of his or her retirement on or after attaining age 60, his or her early retirement with the consent of the Committee, his or her death, or his or her disability and such termination occurs prior to any applicable vesting date, or upon the occurrence of any other event as the Committee may determine from time to time, the Participant's right to Restricted Property that shall not have vested as of such event, will immediately vest and become distributable in accordance with the terms of this Section 5 without further adjustment attributable to the Adjustment Provisions. For purposes of this Agreement, "disability" shall mean disability because of illness or injury of such severity that the Participant is unable to perform the usual duties of his or her employment with the Corporation, Subsidiary or Affiliate, as the case may be, as conclusively determined by the Board.

(c) Upon the occurrence of a Change of Control, as defined below, all Risks of Forfeiture will lapse and all Restricted Property shall vest and become distributable in accordance with the terms of Section 5 hereof, without further adjustment attributable to the Adjustment Provisions, except that if the vesting of the right to Restricted Property on the occurrence of a Change of Control is treated as a payment which either alone or together with other payments or distributions made to the Participant under any agreement, policy, plan, program or arrangement by the Corporation, an Affiliate, any Person, as defined below, whose actions result in a Change of Control or any affiliate of such Person, is deemed to be a "parachute payment" within the meaning of Section 280G of the Code and the Participant does not then have in effect an Employment Agreement with the Company that entitles the Participant to a Gross-up Payment (as defined therein), the right of the Participant to the Restricted Property shall be forfeited to the extent, and only to the extent, that the value of the right to receive the Restricted Property when added to such other payments received or to be received gives rise to a parachute payment; provided, however, that the foregoing forfeiture shall be made only if and to the extent that such forfeiture would result in an increase in the aggregate payments and benefits to be received by the Participant, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Internal Revenue Code, or any successor provision thereto, any tax imposed by any comparable provisions of state law, and any applicable federal, state and local income taxes). For purposes of this Agreement, a "Change of Control" shall mean: (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 5(c); or (ii) Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, immediately following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or any related corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

6. Forfeiture of Restricted Property. If the Participant at any time forfeits Restricted Property pursuant to this Agreement, such action shall be taken as appropriate to effect the transfer of Restricted Property to the Corporation, including transfers of the Restricted Shares on the books and records of the Company. All of the Participant's rights to and interest in the Restricted Property so forfeited shall terminate upon such forfeiture without payment of consideration.

7. Stock Powers. As provided in Section 2 of this Agreement, the Participant shall sign and deliver to the Corporation the stock powers with respect to the Restricted Shares. If any Restricted Shares are forfeited pursuant to this Agreement, the Corporation shall direct the Transfer Agent and Registrar of the Company's common stock to make any appropriate entries upon their records showing cancellation of any certificate or certificates representing such Restricted Shares and the transfer of such shares to the Corporation. Stock powers shall give to the Custodian the authority to take any action necessary to effect the transfer of shares of the Company.

8. Appointment of Agent. Participant hereby irrevocably nominates, constitutes and appoints the Custodian as his or her Agent and attorney-in-fact for purposes of surrendering or transferring the Restricted Property upon any forfeiture required or authorized by this Agreement. Such power vested in the Custodian is intended as a power coupled with an interest and shall survive the Participant's death and also is intended as a durable power and shall survive the Participant's disability.

9. No Rights to Continued Service. No provision of this Agreement shall:

(a) confer or be deemed to confer upon the Participant or shall in any way affect the right of the Corporation or any Subsidiary to remove the Participant as an employee at any time for any reason with or without cause; or

(b) be construed to impose upon the Corporation or any Subsidiary any liability for any forfeiture of Restricted Property.

10. No Liability for Business Acts or Omissions. The Participant recognizes and agrees that the Board, the Committee, and the directors, officers, agents or employees of the Corporation and of the Company, in carrying out the business and affairs of the Corporation or the Company, as the case may be, may cause the Corporation or the Company to act in a manner that may, directly or indirectly, prevent the Restricted Property from vesting under this Agreement. No provision of this Agreement shall be interpreted or construed to impose any liability upon the Corporation, the Company, the Board, the Committee, or any director, officer, agent or employee of the Corporation or of the Company, for any forfeiture of Restricted Property that may result, directly or indirectly, from any such action.

11. Changes in Capitalization. This Agreement and the issuance and transfer of the Restricted Property hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting the common stock of the Company or the rights therefor, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12. Adjustments. In the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, divisive reorganization, issuance of rights, combination or exchange of shares or other change in capitalization affecting the Company's shares of common stock, an appropriate adjustment will be made with respect to the Restricted Property consisting of shares or rights to shares of the Company's capital stock. Any new or additional or different shares or securities issued as the result of such an adjustment will be delivered to and held by the Custodian, and will be deemed to be Restricted Property subject to the terms and conditions of this Agreement as of the date of such adjustment.

13. Restrictions on Transfer of Shares. Neither the Company nor the Corporation is required to cause the Restricted Property constituting securities under the Securities Act of 1933 (the "Act") or the securities laws of any state to be registered under the Act or those laws. Said securities, therefore, upon issuance, will be "restricted securities" as defined in Rule 144 under the Act or other applicable rule or regulation of the Securities and Exchange Commission. Accordingly, unless and until the Restricted Property constituting securities are so registered, any certificate evidencing any of said securities shall bear a legend substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

In addition, the Participant hereby asserts, as a precondition to the issuance of Restricted Shares, that said Restricted Shares are being acquired for his or her own account and without any view to the distribution thereof.

14. Issuance of Shares. Any obligation to issue Restricted Shares shall be conditioned on the Company's ability at nominal expense to issue such Restricted Shares in compliance with all applicable statutes, rules or regulations of any governmental authority. The Participant shall provide the Corporation with any assurances or agreements which the Committee, in its sole discretion, shall deem necessary or advisable to insure that the issuance of the Restricted Shares complies with such statutes, rules and regulations.

15. Complete Agreement. This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof, and supersedes any prior agreements or understandings with respect thereto.

16. Agreement Binding. The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, operation of law or otherwise) to all or substantially all of the business or assets of the Corporation, by agreement in form and substance satisfactory to the Participant, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Corporation would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Corporation and any successor to the Corporation, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Corporation whether by purchase, merger, consolidation, reorganization, operation of law or otherwise (and such successor shall thereafter be deemed the "Corporation" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Corporation, and the Participant, his or her heirs, devisees and legal representatives.

17. Business Day. If any event provided for in this Agreement is scheduled to take place on a day on which the Corporation's corporate offices are not open for business, such event shall take place on the next succeeding day on which the Corporation's corporate offices are open for business.

18. Captions. The captions to sections and paragraphs used herein are intended solely for convenience, and no provision of this Agreement is to be construed by reference to any such caption.

19. Notices. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications to the Corporation shall be mailed to or delivered to the Secretary of the Corporation at 100 Columbus Boulevard, Hartford, Connecticut 06103, and all notices by the Corporation to the Participant shall be given to the Participant personally or mailed to him or her at the last address designated for the Participant in the employment records of the Corporation.

20. Administration and Interpretation. The administration of the Award shall be subject to such rules and regulations as the Committee deems necessary or advisable for the administration of the Plan. The interpretation or construction of any provision of the Plan or this Agreement by the Committee shall be final and conclusive upon all concerned, unless otherwise determined by the Committee. The Award shall at all times be interpreted and applied in a manner consistent with the provisions of the Plan, and in the event of any inconsistency between the terms of the Award and the terms of the Plan, the terms of the Plan shall control, which terms are incorporated herein by reference.

In Witness Whereof, Connecticut Natural Gas Corporation has caused this Agreement to be executed in its corporate name, and the Participant has hereunto set his or her hand and seal effective as of the day and year first above written.

CONNECTICUT NATURAL GAS CORPORATION,

A Connecticut Corporation

By

PARTICIPANT

Schedule A

PERFORMANCE MEASURE AND ADJUSTMENTS

(CTG Resources, Inc.)

(a) Performance Measure. The performance measure applicable to the Participant during the Measuring Period shall be the level of earnings per share of common stock of the Company during the last twelve-month period of the Measuring Period. The Committee shall take into consideration adjustments in the capital structure (of the types referred to in Section 12 of the Agreement) of the Company and such other factors as it, in its sole discretion, shall deem appropriate to measure the performance of the Company or the level of earnings per share of Company common stock for purposes of Section (b) below.

(b) Adjustments. The total number of Restricted Shares granted under the Award and the Distribution Shares with respect to those Restricted Shares shall be adjusted as of the end of the Measuring Period as follows:

With respect to the Measuring Period, the number of Restricted Shares and Distribution Shares subject to adjustment shall be adjusted as follows based on whether the earnings per share of common stock of the Company during the last twelve-month period of the Measuring Period are less than, equal to or in excess of the target of $2.16 per share:

Amount of Company Earnings Per Share*	Percent of Restricted Shares and Distribution Shares To Be Retained (Subject to Vesting Provisions) Following Adjustment*
Less than $2.04 ;	0%
$2.04	50%
$2.10	75%
$2.16	100%
$2.22	125%
$2.28 or more	150%

Schedule A

PERFORMANCE MEASURE AND ADJUSTMENTS

(a) Performance Measure. The performance measure applicable to the Participant during the Measuring Period shall be the level of earnings per share of common stock of the Corporation during the last twelve- month period of the Measuring Period. The Committee shall take into consideration adjustments in the capital structure (of the types referred to in Section 12 of the Agreement) of the Corporation and such other factors as it, in its sole discretion, shall deem appropriate to measure the performance of the Corporation or the level of earnings per share of Corporation common stock for purposes of Section (b) below.

(b) Adjustments. The total number of Restricted Shares granted under the Award and the Distribution Shares with respect to those Restricted Shares shall be adjusted as of the end of the Measuring Period as follows:

With respect to the Measuring Period, the number of Restricted Shares and Distribution Shares subject to adjustment shall be adjusted as follows based on whether the earnings per share of common stock of the Corporation during the last twelve-month period of the Measuring Period are less than, equal to or exceed the target of $1.72 per share:

Amount of Corporation Earnings Per Share*	Percent of Restricted Shares and Distribution Shares To Be Retained (Subject to Vesting Provisions) Following Adjustment*
Less than $1.67	0%
$1.67	50%
$1.69	75%
$1.72	100%
$1.75	125%
$1.78 or more	150%

Schedule A

PERFORMANCE MEASURE AND ADJUSTMENTS

(a) Performance Measure. The performance measure applicable to the Participant during the Measuring Period shall be the level of earnings per share of common stock of The Energy Network, Inc., or its successor or successors ("TEN"), during the last twelve-month period of the Measuring Period. The Committee shall take into consideration adjustments in the capital structure (of the types referred to in Section 12 of the Agreement) of TEN and such other factors as it, in its sole discretion, shall deem appropriate to measure the performance of TEN or the level of earnings per share of TEN common stock for purposes of Section (b) below.

(b) Adjustments. The total number of Restricted Shares granted under the Award and the Distribution Shares with respect to those Restricted Shares shall be adjusted as of the end of the Measuring Period as follows:

With respect to the Measuring Period, the number of Restricted Shares and Distribution Shares subject to adjustment shall be adjusted as follows based on whether the earnings per share of common stock of TEN during the last twelve-month period of the Measuring Period are less than, equal to or exceed the target of $.44 per share:

Amount of TEN Earnings Per Share*	Percent of Restricted Shares and Distribution Shares To Be Retained (Subject to Vesting Provisions) Following Adjustment*
Less than $.37	0%
$.37	50%
$.41	75%
$.44	100%
$.47	125%
$.50 or more	150%